Exhibit 1.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 29, 2024, between RedHill Biopharma Ltd., a company organized under the laws of the State of Israel (the “Company”), and each investor identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”). Subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

THE PARTIES HEREBY AGREE AS FOLLOWS:

Purchase and Sale of the Securities.

Sale and Issuance of the Securities.

(a)          Prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of the American Depositary Shares (each an “ADS” and, collectively, the “ADSs”, and such Ordinary Shares (as defined below) represented by the ADSs, the “Shares”), each representing four hundred (400) ordinary shares of the Company, par value NIS 0.01 per share (the “Ordinary Shares”), issued pursuant to the Deposit Agreement, dated as of December 26, 2012, among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”) and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented, (ii) the sale and issuance to the Investors of the Warrants (as defined below), and (iii) the issuance of the ADSs (the “Warrant ADSs”) upon exercise of the Warrants, and the Ordinary Shares represented by the ADSs issuable upon exercise of the Warrants (the “Warrant Shares”). The “Subscription Amount” means, as to each Investor, the aggregate amount to be paid for ADSs and Warrants purchased hereunder as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available.

(b)          Subject to the terms and conditions of this Agreement, the Investors agree to purchase at the Closing, and the Company agrees to sell and issue to the Investors at the Closing (i) the number of ADSs set forth on the signature page hereto, (ii) pre-funded warrants (the “Pre-Funded Warrants”) in the form attached as Exhibit A hereto, and (iii) ordinary share purchase warrants (the “Ordinary Share Warrants” and together with the Pre-Funded Warrants, the “Warrants”) in the form attached as Exhibit B hereto, to purchase up to a number of ADSs equal to 100% such Investor’s ADSs, at an exercise price of $0.75 per ADS, subject to adjustments therein, at a combined purchase price of $0.58289 per ADS and the accompanying Ordinary Share Warrant (“Per ADS Purchase Price”). This Agreement, the Warrants, and all exhibits and schedules thereto and hereto and any other documents or agreements executed with the transactions contemplated hereunder are collectively referred to herein as the “Transaction Documents.”

Closing; Delivery. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, the ADSs (and/or, if applicable, the Pre-Funded Warrants) and Ordinary Share Warrants equal to the aggregate Subscription Amount of the Investors on the signature pages hereto. Subject to the terms and conditions of this Agreement, the issuance of the ADSs (and/or, if applicable, the Pre-Funded Warrants) and Ordinary Share Warrants shall take place remotely via the exchange of documents and signatures on a day on which the Nasdaq Capital Market (or such other principal trading market or exchange on which the ADS is listed for trading, or any successors thereto) is open for trading (such day, a “Trading Day”) on which all conditions set forth in this Agreement have been satisfied (or waived as permitted herein) at such time as the Company and the Investors mutually agree upon, orally or in writing (which time and place are designated as the “Closing” and such date, the “Closing Date”). Each Investor’s Subscription Amount shall be made available for “Delivery Versus Payment” (“DVP”) settlement with the Company or its designee. The Company shall deliver to each Investor its respective ADSs and/or Pre-Funded Warrant (as applicable to such Investor) as determined pursuant to Section 1.2(a), and the Company and each Investor shall deliver the other items set forth in Sections 1.2(a) and (b) deliverable at the Closing.  Notwithstanding anything herein to the contrary, to the extent that an Investor determines, in its sole discretion, that such Investor’s Subscription Amount would cause the Investor’s (together with such Investor’s affiliates, and any person acting as a group together with such Investor or any of such Investor’s affiliates) beneficial ownership of Ordinary Shares or Ordinary Shares underlying the ADSs to exceed the Beneficial Ownership Limitation, or as such Investor may otherwise choose, in lieu of purchasing ADSs, such Investor may elect, by so indicating such election prior to their issuance, to purchase Pre-Funded Warrants in lieu of ADSs in such manner to result in the same aggregate purchase price being paid by such Investor to the Company. The “Beneficial Ownership Limitation” shall be 4.99% (or, with respect to each Investor, at the election of such Investor, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the ADS and the Warrants on the Closing Date.

(a)          On or prior to the Closing, the Company shall deliver to each Investor the following:

(i)          this Agreement duly executed by the Company;

(ii)          a copy of the irrevocable instructions to the Depositary instructing the Depositary to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) ADSs equal to each Investor’s Subscription Amount divided by the Per ADS Purchase Price, registered in the name of such Investor (minus the number of ADSs issuable upon exercise of such Investor’s Pre-Funded Warrants, if applicable);

(iii)          an Ordinary Share Warrant registered in the name of such Investor to purchase up to a number of ADSs equal to 100% of the sum of such Investor’s ADSs and Pre-Funded Warrants on the date hereof, with an exercise price equal to $0.75, subject to adjustment therein;

(iv)          if applicable, a Pre-Funded Warrant registered in the name of such Investor to purchase up to a number of ADSs equal to the portion of such Investor’s Subscription Amount applicable to Pre-Funded Warrants divided by the Per ADS Purchase Price minus $0.001, with an exercise price equal to $0.001 per ADS, subject to adjustment therein;

(v)          (a) the base prospectus (the “Prospectus”) forming a part of the effective registration statement (the “Registration Statement”) on Form F-3 (File No. 333-258259) filed with the Securities and Exchange Commission (the “Commission”), including all information, documents and exhibits filed with or incorporated by reference therein and (b) the prospectus supplement (the “Prospectus Supplement”) to the Prospectus, complying with Rule 424(b) of the Securities Act, including all information, documents and exhibits filed with or incorporated by reference therein, that is filed with the Commission and delivered by the Company to each Investor at the Closing; and

(vi)          wire instructions for a bank account designated by the Company.

(b)          On or prior to the Closing, each Investor shall deliver to the Company the following:

(i)           this Agreement duly executed by such Investor; and

(ii)           the Investor’s Subscription Amount for the ADSs and the Warrants by wire transfer to the bank account designated by the Company; and

(iii)           a duly executed, correct, complete and accurate IRS Form W-8 or W-9 (or any successor form), as applicable.

Use of Proceeds.  The Company covenants and agrees that it shall use the proceeds of the sale of the ADSs and the Warrants hereunder for general corporate purposes and working capital, and to pay any fees and expenses in connection with the issuance of the ADSs and the Warrants.

Representations and Warranties of the Company. Except as set forth in the SEC Reports (as defined herein), the Company represents and warrants to the Investor on the date hereof and on the Closing Date that:

Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to transact business and is in good standing in each jurisdiction, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Warrants, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Warrants (any of (i), (ii) or (iii), a “Material Adverse Effect”).

Capitalization and Voting Rights. The capitalization of the Company and voting rights of the Ordinary Shares are identified in the SEC Reports and the Company’s Articles of Association (the “Articles”), respectively.

Valid Issuance of the Securities; Registration.  The ADSs and the Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement. The Warrant Shares, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement. The Warrants being purchased by the Investors hereunder, when paid for and issued in accordance with this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The maximum number of Shares and the Warrant Shares have been duly and validly reserved for issuance from the Company’s duly authorized capital stock. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on August 9, 2021, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement.  The Company was at the time of the filing of the Registration Statement eligible to use Form F-3. The Company and the Depositary have prepared and filed with the Commission a registration statement relating to ADSs on Form F-6 (File No. 333-268713) for registration under the Securities Act (the “ADS Registration Statement”) which became effective on December 8, 2022. The Registration Statement and ADS Registration Statement are effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or the ADS Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b).  At the time the Registration Statement and the ADS Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and the ADS Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was filed and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company is eligible to use Form F-3 under the Securities Act and meets the transaction requirements as set forth in General Instruction I.B.1 of Form F-3.

Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or its subsidiary (the “Subsidiary”) is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws, if applicable (collectively, the “Required Approvals”).

Litigation.   Other as disclosed in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or the Subsidiary that questions the validity of this Agreement or the Warrants, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated thereunder, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company or the Subsidiary, financially or otherwise, or any change in the current equity ownership of the Company or the Subsidiary, nor is the Company or the Subsidiary aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s or the Subsidiary’s employees, their use in connection with the Company’s or the Subsidiary’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.  Neither the Company nor the Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or the Subsidiary currently pending or that the Company intends to initiate.

Compliance with Other Instruments.  Neither the Company nor the Subsidiary is in violation, default, conflict or breach in any respect of any provision of its Articles or equivalent corporate documents, or in any material respect of any instrument, judgment, order, writ, decree, privacy policy (each of which has been provided to special counsel to each Investor, as applicable) or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company or the Subsidiary (including, without limitation, those related to privacy, personally identifiable information or export control), subject to the Required Approvals.  The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, default, conflict or breach, nor will such consummation constitute, with or without the passage of time and giving of notice, subject to the Required Approvals, an event that results in (a) the creation of any lien, charge or encumbrance upon any assets of the Company, or (b) the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its respective business or operations or any of its respective assets or properties, except in the case of each of clauses (a) and (b), such as could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Financial Statements.  The Company has directed each Investor to review its audited and unaudited financial statements (collectively, the “Financial Statements”) included in its reports, schedules, forms, statements and other documents required to be filed by the Company under the Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).

Material Changes.  Since the date of the Company’s most recently filed annual report under the Exchange Act, except in the case of each of clauses (a) through (e) and, as disclosed in the SEC Reports, such as could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, there has not been:

(a)          any change in the assets, liabilities, financial condition or operating results of the Company or the Subsidiary from that reflected in the Financial Statements;

(b)          any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company or the Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

(c)          any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(d)          any loans or guarantees made by the Company or the Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; or

(e)          to the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company or the Subsidiary (as such business is presently conducted and as it is proposed to be conducted).

Representations and Warranties of the Investors.  Each Investor hereby represents and warrants to the Company on the date hereof and on the Closing Date that:

Authorization.  Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. Such Investor has full power and authority to enter into the Transaction Documents, and each Transaction Document to which the Investor is a party has been duly executed and delivered by the Investor and constitutes its valid and legally binding obligation, enforceable against such Investor in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement by such Investor and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary all necessary corporate, partnership, limited liability company or similar legal action, as applicable, and no further consent or authorization of such Investor is required.

The execution, delivery and performance of this Agreement by such Investor and the consummation by such Investor of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Investor is a party or by which such Investor is bound or to which any of the property or assets of such Investor is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Investor, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Investor or the property or assets of such Investor, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Purchase Entirely for Own Account.  This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof in violation of the Act or any applicable federal or state securities laws, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Such Investor is acquiring the Securities hereunder in the ordinary course of its business.

Disclosure of Information.  Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that it has had an opportunity to ask questions and received answers from the Company regarding the terms and conditions of the offering of the Securities, the merits and risks of investing in the Securities and the business, properties, prospects and financial condition of the Company. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

Investment Experience.  Such Investor, either alone or together with its representatives, is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge, sophistication and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and has so evaluated the merits and risks of such investment.  If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

Investor Status and Experience.  At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either (i) an “accredited investor” within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

3.6          Prohibited Transactions. The Investor has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with the Investor has, engaged in any purchases or sales in the securities, including derivatives, of the Company (including, without limitation, any Short Sales (a “Transaction”) involving any of the Company’s securities) since the time that the Investor was first contacted by the Company or any other Person regarding an investment in the Company. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with the Investor will engage, directly or indirectly, in any Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by the Transaction Documents.

Exculpation Among Investors.  The Investor acknowledges that it is not relying upon any person, firm or corporation in making its investment or decision to invest in the Company.  Neither the Investor nor any of its controlling persons, officers, directors, partners, agents or employees shall be liable to any other equity holder in the Company for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

Foreign Investors.  If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

Residence.  If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on the signature page hereto; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on the signature page hereto.

Certain Fees. No fees or commissions are or will be payable by such Investor to brokers, finders or investment bankers with respect to the purchase of any of the Securities or the consummation of the transactions contemplated by the Transaction Documents. The Investor agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Investor or alleged to have been incurred by such Investor in connection with the purchase of the Securities or the consummation of the transactions contemplated by the Transaction Documents.

Information. Such Investor shall cooperate reasonably with the Company to provide any information necessary for the Company to make any applicable filings, including but not limited to, filings with the SEC and pursuant to applicable state securities laws.

3.12.          Shareholder Agreements.  Such Investor is not, and at the Closing of the transactions contemplated by this Agreement will not be, a party to any agreement or arrangement, whether written or oral, with any of the other Investors or with any of the Company’s other shareholders or warrant holders, relating to the management of the Company, shareholder rights in the Company and/or the transfer of ADSs or other securities in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different, or has any other arrangements or agreements with any of the Company’s shareholders, directors or officers.

4. Other Agreements.

4.1          Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          The Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

(b)          The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in this Section 4.1, without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 4.1) (and each party hereto acknowledges and agrees that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.1 shall not be required to provide any bond or other security in connection with any such order or injunction), this being in addition to any other remedy to which they are entitled at law or in equity.  The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable law or inequitable for any reason, or that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

(c)          Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York, for the purposes of any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any governmental entity or any arbitration or mediation tribunal (“Action”) or other proceeding arising out of this Agreement and the rights and obligations arising hereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum.  Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth on the signature pages attached hereto shall be effective service of process for any such Action or proceeding.

(d)          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.1.

4.2          Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

4.3          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.4          Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by e-mail or facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.4).

4.5          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.6          Aggregation of Shares.  All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.7          Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, constitute the entire understanding among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

4.8          Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor which purchased at least 50.1% in interest of the Shares and Pre-Funded Warrants based on the initial subscription amounts hereunder (or, prior to the Closing, the Company and each Investor) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts an Investor (or group of Investors), the consent of at least 50.1% in interest of the Shares and Pre-Funded Warrants (based on the initial subscription amounts hereunder) of such disproportionately impacted Investor (or group of Investors) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of the Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor. Any amendment effected in accordance with this Section 4.8 shall be binding upon each Investor and holder of Securities and the Company.

4.9         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than by merger).  The Investor may assign any or all of its rights under this Agreement to any person to whom the Investor assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Investor”.

4.10       Further Assurances. Each of the Company and the Investors shall use its respective commercially reasonable efforts to take, or cause to be taken, all actions to assist and cooperate with the other parties hereto in doing all necessary items to consummate the transactions hereby contemplated.

4.11        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by e-mail delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REDHILL BIOPHARMA LTD.	Address for Notice:
By:__________________________________________ Name: Title:	Fax: +972-3-5413144

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO RDHL SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Jason Greene
Signature of Authorized Signatory of Purchaser: _________________________________
Name of Authorized Signatory: Jason Greene
Title of Authorized Signatory: N/A
Email Address of Authorized Signatory: _________________________________________
Address for Notice to Purchaser:

Address for Delivery of Warrants to Purchaser (if not same as address for notice):

Subscription Amount:__________________

ADSs: __________________

Pre-Funded Warrant ADSs: ____________           Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Ordinary Warrant ADSs: ________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

EIN Number: ____________________

Ordinary Shares Currently Held:  ____________

Warrants Currently Held: ___________

[Signature Pages Continue]